Exhibit 35.1

Statement of Compliance of the Bank of New York

I, Kevin C. Cremin, Vice President - The Bank of New York, a New York corporation (the "Trustee"), state:

A review of the Trustee's activities for the period from January 1, 2006 through December 31, 2006 (the "Reporting Period") and of the Trustee's performance under each Indenture, delivered with respect to the trusts listed on the attached schedule has been made under my supervision, and to the best of my knowledge based on such review, the Trustee fulfilled all of its obligations under each Indenture in all material respects throughout the Reporting Period for each of the trusts listed in the attached schedule.

Date: March 13, 2007	By:	/s/ KEVIN C. CREMIN Kevin C. Cremin Vice President The Bank of New York

Schedule of Trusts

Protective Life Secured Trust 2003-1
Protective Life Secured Trust 2006-2
Protective Life Secured Trust 2006-3
Protective Life Secured Trust 2006-4
Protective Life Secured Trust 2006-5
Protective Life Secured Trust 2006-6
Protective Life Secured Trust 2006-7
Protective Life Secured Trust 2006-8
Protective Life Secured Trust 2006-9
Protective Life Secured Trust 2006-10
Protective Life Secured Trust 2006-11
Protective Life Secured Trust 2006-12
Protective Life Secured Trust 2006-13
Protective Life Secured Trust 2006-14
Protective Life Secured Trust 2006-15
Protective Life Secured Trust 2006-16
Protective Life Secured Trust 2006-17
Protective Life Secured Trust 2006-18
Protective Life Secured Trust 2006-19
Protective Life Secured Trust 2006-20
Protective Life Secured Trust 2006-21
Protective Life Secured Trust 2006-22